Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cue Health Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2023, relating to the consolidated financial statements of Cue Health Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

San Diego, California

July 31, 2023